UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2011

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Stockholders approved amendments to the registrant's Articles of Incorporation at the annual meeting of stockholders held on October 10, 2011.  The amendments were effective upon the filing of Amended and Restated Articles of Incorporation with the Nevada Secretary of State on October 11, 2011.  The amendments are summarized below.

Authorization for Board of Directors to Determine Terms and Conditions of Preferred Stock

The amendment authorizes the registrant's board of directors to expressly determine the terms and conditions of the 10,000,000 shares of unissued preferred stock without obtaining separate stockholder approval, commonly known as “blank check” preferred stock.  Previously, stockholder approval of an amendment to the Articles of Incorporation was required to create a series of preferred stock.  No issuance of preferred stock is currently contemplated by the board of directors.

Addition of Article Limiting the Liability of the Board of Directors

The amendment added an Article limiting the liability of the board of directors in accordance with the minimum liability provided for in the Nevada Revised Statutes.  The current Articles do not contain such limitation.  Such a provision will help the registrant to retain and recruit qualified officers and directors.

Addition of Article Adding Indemnification Provisions for Officers, Directors and Certain Other Persons

The amendment added provisions for indemnification of officers, directors and certain other persons under certain circumstances to the maximum extent permitted under applicable Nevada law.  The current Articles of Incorporation do not contain any provision for indemnification. Such a provision will help the registrant to retain and recruit qualified officers and directors.

Item 5.07      Submission of Matters to a Vote of Security Holders.

The registrant held its annual meeting of stockholders on October 10, 2011.  At the meeting all of the proposed directors were elected and received the following votes:

Name	For	Against	Withheld
Roger A. Parker	35,313,641	0	111,350
W. Phillip Marcum	35,313,641	0	111,350
Timothy N. Poster	35,313,641	0	111,350
Conway J. Schatz	35,313,641	0	111,350

The stockholders also approved the other proposals before the meeting, which were the three amendments to the registrant's Articles of Incorporation described in Item 5.03 and authorization for the board of directors to implement a reverse stock split of the registrant's outstanding common stock to help qualify for stock exchange listing at a specific ratio and at such time to be determined by the board of directors in its sole discretion.  The board of directors authorized a one for four reverse stock split immediately following the annual meeting that is expected to be effective in the next several days.  These proposals received the following votes:

Proposal	For	Against	Withheld
Authorization for Board of Directors to Determine Terms and Conditions of Preferred Stock	34,137,741	1,285,350	1,900
Addition of Article Limiting the Liability of the Board of Directors	35,295,741	129,250	0
Addition of Article Adding Indemnification Provisions for Officers, Directors and Certain Other Persons	35,423,091	1,900	0
Authorization of Reverse Stock Split	35,295,741	111,350	17,900

There were no abstentions or broker non-votes.

 Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: October 11, 2011	By:	/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer